Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $13.2 Million or

$0.17 per Share for First Quarter 2016

LOS ANGELES, April 18, 2016 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income of $13.2 million, or $0.17 per diluted common share, for the quarter ended March 31, 2016. This compares to net income of $18.6 million, or $0.24 per diluted common share, for the same period of the prior year, and net income of $13.9 million, or $0.18 per diluted common share, for the fourth quarter of 2015.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “Following a very strong quarter of loan production to end 2015, we saw a lower level of loan demand across all of our business lines to start 2016. We believe this was primarily attributable to the first quarter typically being a seasonally slower period for loan production, as well as the impact of macroeconomic uncertainty that caused borrowers to be more cautious during the first two months of the year. However, market conditions appear to be improving, and we expect to see an increase in loan production as we move into the seasonally stronger periods of the year.”

“The pending merger of equals with BBCN Bancorp is proceeding as anticipated and we are looking forward to the opportunities to provide our customers with a superior banking experience as part of the only Super Regional Korean-American bank in the United States,” said Mr. Yoo.

Q1 2016 Summary

▪     Net income totaled $13.2 million, or $0.17 per diluted common share, for the first quarter of 2016

▪     Return on average assets of 1.12% and return on average equity of 9.69% for the first quarter of 2016

▪     Net interest margin of 3.54% for the first quarter of 2016, compared to 3.56% for the fourth quarter of 2015

▪     Loan originations of $276.1 million during the first quarter of 2016, compared to $502.9 million for the fourth quarter of 2015

▪     Loans receivable (net of deferred fees and costs) totaled $3.79 billion at March 31, 2016, a decrease of 1% from $3.82 billion at December 31, 2015

▪     Total deposits were $3.85 billion at March 31, 2016, largely unchanged from $3.84 billion at December 31, 2015

▪     Demand deposits totaled $1.11 billion at March 31, 2016, an increase of 2% from $1.09 billion at December 31, 2015

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

STATEMENT OF OPERATIONS

Net interest income before provision for losses on loans and loan commitments totaled $38.9 million for the first quarter of 2016, a decrease of 1.3% from $39.4 million for the fourth quarter of 2015 and an increase of 6.6% from $36.5 million for the first quarter of 2015. Relative to the fourth quarter of 2015, net interest income was negatively impacted by a decrease in net interest margin.

Net interest margin was 3.54% for the first quarter of 2016, compared to 3.56% for the fourth quarter of 2015, and 3.69% for the first quarter of 2015. The decrease in net interest margin compared to the fourth quarter of 2015 was primarily attributable to a decline in the average yield on loans. Net interest margin compression from the decline in loan yield was partially offset by the increase in net interest margin that resulted from a decrease in lower yielding fed funds sold and others.

Loan yields were 4.61% for the first quarter of 2016, compared to 4.80% for the fourth quarter of 2015, and 4.78% for the first quarter of 2015. The decline in loan yields for the first quarter of 2016, compared to the fourth quarter of 2015, was primarily due to the decline in yield on commercial real estate loans as loans were originated and renewed at rates lower than the existing portfolio.

The total cost of deposits was 0.62% for the first quarter of 2016, compared to 0.61% for the fourth quarter of 2015, and 0.58% for the first quarter of 2015. Compared to the fourth quarter of 2015, the increase in the total cost of deposits was primarily due to a slight increase in interest rates in money market and time deposits.

Non-Interest Income

Total non-interest income was $8.5 million for the first quarter of 2016, compared to $9.5 million for the fourth quarter of 2015, and $15.3 million for the first quarter of 2015.

The Company recognized $2.7 million in gain on sales of loans during the first quarter of 2016, compared to $2.9 million for the fourth quarter of 2015, and $6.8 million for the first quarter of 2015. Gain on sale of loans in the first quarter of 2016 consisted of $1.3 million in gains on sales of SBA loans, $830,000 in gains on sales of residential mortgage loans, and $545,000 in gains from the sale of other loans. The decline in gain on sale of loans for the first quarter of 2016, compared to the previous quarter, was primarily due to a decline in sale of SBA loans, while the decline from the first quarter of 2015 was primarily due to a decline in the gain on sale of non-performing loans and a reduction in SBA loan sales.

Other non-interest income totaled $2.9 million for the first quarter of 2016, compared to $3.7 million for the fourth quarter of 2015 and $5.4 million for the first quarter of 2015. The decrease in other non-interest income compared to the fourth quarter of 2015 was due to a decline in recoveries on acquired assets in addition to a decline in loan servicing income. During the fourth quarter of 2015, the Company had a large increase in recoveries on assets acquired from BankAsiana and Saehan. The decrease in other non-interest income compared to the first quarter of 2015 was due to the decline in income recorded from the change in the fair value of the Company’s servicing asset and to a lesser extent a decline in income recorded from the fair value change of mortgage derivatives.

Non-Interest Expense

Total non-interest expense was $26.7 million for the first quarter of 2016, compared with $26.6 million for the fourth quarter of 2015, and $22.9 million for the first quarter of 2015. Non-interest expense in the first quarter of 2016 included $458,000 in merger-related costs consisting of mostly legal expenses related to the planned merger of equals with BBCN.

Total salaries and employee benefits expense was $14.8 million for the first quarter of 2016, compared to $13.7 million for the fourth quarter of 2015, and $12.7 million for the first quarter of 2015. The

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

increase in salaries and employee benefits for the first quarter of 2016 compared to the fourth quarter of 2015 was primarily due to an increase in stock-based compensation expense, incentive compensation, and commissions.

The Company’s operating efficiency ratio was 56.3% for the first quarter of 2016, compared with 54.3% for the fourth quarter of 2015, and 44.3% for the first quarter of 2015.

BALANCE SHEET

Total loans receivable (net of deferred fees and costs) were $3.79 billion at March 31, 2016, compared to $3.82 billion at December 31, 2015. During the first quarter of 2016, a decrease in commercial real estate and commercial and industrial loans, was partially offset by an increase in construction loans. Total loans held-for-sale increased to $90.4 million at March 31, 2016, from $25.2 million at December 31, 2015, due to an increase in both residential mortgage and SBA loans held-for-sale.

The following table shows total loans receivable, loans held-for-sale, and total loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Construction	$36,181	$19,541	$18,146	$16,050	$26,117
Real Estate Secured	2,962,964	2,992,824	2,810,420	2,723,458	2,701,800
Commercial & Industrial	783,487	792,243	789,422	765,655	769,438
Consumer	12,304	15,096	13,284	14,622	15,465
Total Loans Receivable *	3,794,936	3,819,704	3,631,272	3,519,785	3,512,820
Loans Held-For-Sale	90,392	25,223	13,316	25,269	10,204
Total Loans *	$3,885,328	$3,844,927	$3,644,588	$3,545,054	$3,523,024

* Total loans receivable and total loans are net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015		March 31, 2015

Real Estate Secured	$ 127,145	46%	$ 273,613	54%	$ 176,605	43%	$ 121,066	41%	$ 138,145	35%
Commercial & Industrial	34,268	12%	94,128	19%	107,952	26%	46,438	16%	59,837	15%
Consumer	–	0%	55	0%	360	0%	124	0%	1,640	0%
SBA	26,801	10%	37,897	8%	21,871	5%	25,648	9%	31,718	8%
Residential Mortgage	87,866	32%	95,159	19%	102,383	25%	89,652	31%	11,357	3%
Warehouse Lines of Credit*	–	0%	2,000	0%	7,000	1%	10,000	3%	155,000	39%
Total Loan Originations	$ 276,080	100%	$ 502,852	100%	$ 416,171	100%	$ 292,928	100%	$ 397,697	100%

* Warehouse lines of credit are reported as commercial and industrial loans on the consolidated balance sheet.

Originations for the first quarter of 2016 totaled $276.1 million, compared to $502.9 million for the fourth quarter of 2015, and $397.7 million for the first quarter of 2015. The decrease in loan originations for the three months ended March 31, 2016, compared to the previous quarter, was due to weaker loan demand experienced during the first quarter of 2016 due to seasonality and other market factors.

Total SBA loans held-for-sale at the end of the first quarter of 2016 were $11.6 million, compared to $5.5 million at the end of the previous quarter. Residential mortgage loans held-for-sale at the end of the first quarter of 2016 were $78.0 million, compared to $19.7 million at the end of the previous quarter.

Total deposits were $3.85 billion at March 31, 2016, compared with $3.84 billion at December 31, 2015, with increases in lower-cost deposit categories offsetting declines in time deposits.

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

CREDIT QUALITY

During the first quarter of 2016 the Company set aside $300,000 in provision for losses on loans and loan commitments.

The allowance for loan losses totaled $52.7 million, or 1.38% of gross loans (excluding loans held-for-sale), at March 31, 2016, compared to $52.4 million, or 1.37% of gross loans (excluding loans held-for-sale), at December 31, 2015. The coverage ratio of the allowance for loan losses to non-performing assets was 149.08% at March 31, 2016, compared with 169.74% at December 31, 2015.

Special mention loans, or criticized loans totaled $161.1 million at March 31, 2016, compared to $120.0 million at December 31, 2015. The increase in criticized loans at March 31, 2016 compared to December 31, 2015 was primarily due to one borrower with two commercial loans totaling $26.0 million. The commercial loans were transferred to criticized category in the first quarter of 2016 due to temporary deterioration in the borrower’s financial performance, but the Company does not expect any losses to be incurred on these commercial loans at this time. Total classified loans at March 31, 2016 was $85.2 million, compared to $80.4 million at December 31, 2015.

Non-Performing Loans

At March 31, 2016, total non-performing loans were $25.2 million, or 0.65% of total gross loans, compared to $21.7 million, or 0.56% of total gross loans, at December 31, 2015.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
(Net of SBA Guaranty Portions)
Real Estate Secured	$20,007	$15,422	$20,123	$23,235	$25,329
Commercial & Industrial	5,194	6,272	7,058	7,617	7,193
Total Non-Performing Loans	$25,201	$21,694	$27,181	$30,852	$32,522

Net Charge-offs/Recoveries

During the first quarter of 2016, the Company had total gross charge-offs of $598,000, and recoveries of $361,000, which resulted in net charge-offs of $237,000, compared to net recoveries of $2.3 million for the fourth quarter of 2015.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Real Estate Secured	$219	$13	$605	$249	$325
Commercial & Industrial	379	1,392	1,270	310	999
Total Loan Charge-Offs	$598	$1,405	$1,875	$559	$1,324

LOAN RECOVERIES	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Real Estate Secured	$46	$3,242	$1,867	$970	$193
Commercial & Industrial	315	452	803	240	667
Consumer	–	–	–	–	10
Total Loan Recoveries	$361	$3,694	$2,670	$1,210	$870

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
(Net of SBA Guaranty Portions)
30 - 59 Days Past Due	$3,608	$4,315	$4,911	$3,615	$7,375
60 - 89 Days Past Due	1,491	1,643	1,143	7,576	421
90 Days, and still accruing	–	–	–	–	–
Total Delinquent Loans	$5,099	$5,958	$6,054	$11,191	$7,796

TROUBLED DEBT RESTRUCTURED LOANS (“TDR”)	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
(Net of SBA Guaranty Portions)
Real Estate Secured	$23,376	$22,311	$24,188	$29,424	$28,612
Commercial & Industrial	15,015	15,681	16,578	13,469	11,682
Total TDR Loans	$38,391	$37,992	$40,766	$42,893	$40,294

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
(Net of SBA Guaranty Portions)
Special Mention	$161,119	$120,019	$118,290	$86,118	$81,049
Substandard	85,193	80,310	82,000	96,666	89,402
Doubtful	41	41	2,182	5,301	9,822
Total Criticized and Classified Loans	$246,353	$200,370	$202,472	$188,085	$180,273

Total Classified Loans	$85,234	$80,351	$84,182	$101,967	$99,224

CAPITAL RATIOS

As of March 31, 2016, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	March 31, 2016	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements
Tier 1 Leverage Capital Ratio	11.67%	5.00%	308,094
Tier 1 Common Equity Risk-Based Capital Ratio	11.47%	6.50%	203,480
Tier 1 Risk-Based Capital Ratio	13.17%	8.00%	211,646
Total Risk-Based Capital Ratio	14.42%	10.00%	180,972
Tangible Common Equity To Tangible Assets *	10.23%	N/A	N/A
Tangible Common Equity Per Common Share *	$6.03	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance. Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

CONFERENCE CALL

Management will host its quarterly conference call on April 19, 2016, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing toll-free 888-298-2143 (domestic) or 503-406-4050 (international) and providing passcode number 83078775.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 35 branch offices in California, Texas, Alabama, Georgia, New Jersey, and New York. Wilshire Bancorp also operates five loan production offices of which four are utilized primarily for the origination of loans under the Small Business Administration lending program located in Colorado, Georgia, and Washington, and two that are utilized primarily for the origination of residential mortgage loans located in California. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary markets encompassing the multi-ethnic populations of the Los Angeles, New York, New Jersey, and Texas. For more information, please go to www.wilshirebank.com.

ABOUT BBCN BANCORP, INC.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington, and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon, and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

ADDITIONAL INFORMATION ABOUT MERGER AND WHERE TO FIND IT

In connection with the proposed merger, BBCN has filed with the SEC a preliminary Registration Statement on Form S-4 that includes a Joint Proxy Statement/Prospectus of Wilshire and BBCN, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the preliminary Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Wilshire Bancorp and BBCN Bancorp at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from BBCN at www.BBCNbank.com in the “Investor Relations” section under the “About” tab, or from Wilshire Bancorp at www.wilshirebank.com in the “Investor Relations” section under the “About Wilshire Bank” tab.

PARTICIPANTS IN SOLICITATION

Wilshire Bancorp and BBCN Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Wilshire Bancorp’s participants is set forth in the proxy statement, dated April 9, 2015, for Wilshire Bancorp’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning BBCN Bancorp’s participants is set forth in the proxy statement, dated May 1, 2015, and supplemental proxy materials, dated May 20, 2015, for BBCN Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on Schedules 14A. Additional information regarding the interests of

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April 18, 2016

participants of BBCN and Wilshire in the solicitation of proxies in respect of the merger is included in the preliminary Registration Statement and Joint Proxy Statement/Prospectus filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release contains statements regarding the proposed transaction between Wilshire Bancorp and BBCN Bancorp. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of BBCN Bancorp, Wilshire Bancorp and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of the shareholders of both Wilshire Bancorp and BBCN Bancorp, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Wilshire Bancorp and BBCN Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to Wilshire Bancorp’s Form 10-K for the year ended December 31, 2015, and BBCN Bancorp’s Form 10-K for the year ended December 31, 2015, as well as other filings made by Wilshire Bancorp and BBCN Bancorp with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wilshire Bancorp and BBCN Bancorp disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

CONSOLIDATED BALANCE SHEET
(Dollars In Thousands) (Unaudited)	March 31,	December 31,	Three Months	March 31,	Twelve Months
	2016	2015	% Change	2015	% Change
ASSETS:
Cash and due from banks	$115,444	$118,089	-2%	$353,438	-67%
Federal funds sold and other cash equivalents	133	104	28%	164	-19%
Total Cash and Cash Equivalents	115,577	118,193	-2%	353,602	-67%

Deposits held in other financial institutions	–	–	0%	8,000	-100%

Investment securities available for sale	512,257	535,524	-4%	329,343	56%
Investment securities held to maturity	19	21	-10%	25	-24%
Total Investment Securities	512,276	535,545	-4%	329,368	56%

Total Loans Held-For-Sale	90,392	25,223	258%	10,204	786%

Real estate construction	36,181	19,541	85%	26,117	39%
Residential real estate	226,960	269,117	-16%	171,117	33%
Commercial real estate	2,736,004	2,723,707	0%	2,530,683	8%
Commercial and industrial	783,487	792,243	-1%	769,438	2%
Consumer	12,304	15,096	-18%	15,465	-20%
Total loans receivable, net of deferred fees and costs	3,794,936	3,819,704	-1%	3,512,820	8%
Allowance for loan losses	(52,668)	(52,405)	1%	(48,170)	9%
Loans Receivable, Net of Allowance for Loan Losses	3,742,268	3,767,299	-1%	3,464,650	8%

Accrued interest receivable	9,171	9,226	-1%	8,581	7%
Due from customers on acceptances	8,900	7,250	23%	6,472	38%
Other real estate owned	10,128	9,179	10%	7,411	37%
Premises and equipment	15,718	16,096	-2%	14,058	12%
Federal home loan bank (FHLB) stock, at cost	16,539	16,539	0%	16,539	0%
Cash surrender value of life insurance	25,174	25,028	1%	23,470	7%
Investment in affordable housing partnerships	47,257	48,867	-3%	43,134	10%
Deferred income taxes	17,897	21,489	-17%	16,646	8%
Servicing assets	19,324	19,894	-3%	19,813	-2%
Goodwill	67,473	67,473	0%	67,473	0%
Other assets	22,307	26,167	-15%	23,857	-6%
TOTAL ASSETS	$4,720,401	$4,713,468	0%	$4,413,278	7%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-interest bearing demand deposits	$1,106,805	$1,088,436	2%	$997,803	11%
Savings and interest checking	173,557	172,038	1%	161,234	8%
Money market deposits	993,733	977,697	2%	886,092	12%
Time deposits in denomination of $100,000 or more	1,336,311	1,349,440	-1%	1,322,743	1%
Other time deposits	243,166	252,265	-4%	267,294	-9%
Total Deposits	3,853,572	3,839,876	0%	3,635,166	6%

FHLB borrowings	200,000	220,000	-9%	150,000	33%
Acceptance outstanding	8,900	7,250	23%	6,472	38%
Junior subordinated debentures	72,077	72,016	0%	71,837	0%
Accrued interest payable	2,400	2,105	14%	2,406	0%
Other liabilities	37,204	39,291	-5%	41,818	-11%
Total Liabilities	4,174,153	4,180,538	0%	3,907,699	7%

Common stock	234,386	233,341	0%	232,207	1%
Retained earnings	304,763	296,303	3%	267,660	14%
Accumulated other comprehensive income	7,099	3,286	116%	5,712	24%
Total Shareholders’ Equity	546,248	532,930	2%	505,579	8%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,720,401	$4,713,468	0%	$4,413,278	7%

(continued)

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	March 31, 2016	December 31, 2015	% Change	March 31, 2015	% Change

INTEREST INCOME
Interest and fees on loans	$43,665	$43,797	0%	$40,088	9%
Interest on investment securities	2,460	2,626	-6%	1,968	25%
Interest on federal funds sold and others	124	228	-46%	192	-35%
Total Interest Income	46,249	46,651	-1%	42,248	9%

INTEREST EXPENSE
Deposits	5,932	5,945	0%	5,097	16%
FHLB advances and other borrowings	1,408	1,287	9%	660	113%
Total Interest Expense	7,340	7,232	1%	5,757	27%

Net interest income before provision for losses on loans and loan commitments	38,909	39,419	-1%	36,491	7%
Provision for losses on loans and loan commitments	300	–	0%	–	0%

Net interest income after provision for losses on loans and loan commitments	38,609	39,419	-2%	36,491	6%

NONINTEREST INCOME
Service charges on deposits	2,851	2,903	-2%	3,107	-8%
Gain on sale of SBA loans	1,297	1,958	-34%	2,245	-42%
Gain on sale of residential loans	830	898	-8%	261	218%
Gain on sale of other loans	545	62	779%	4,300	-87%
Other	2,935	3,725	-21%	5,354	-45%
Total Noninterest Income	8,458	9,546	-11%	15,267	-45%

NONINTEREST EXPENSES
Salaries and employee benefits	14,783	13,676	8%	12,665	17%
Occupancy and equipment	3,276	3,390	-3%	3,373	-3%
Data processing	1,204	1,156	4%	1,042	16%
Merger-related costs	458	994	-54%	–	0%
Other	6,932	7,348	-6%	5,829	19%
Total Noninterest Expenses	26,653	26,564	0%	22,909	16%

Income before income taxes	20,414	22,401	-9%	28,849	-29%
Income taxes provision	7,224	8,453	-15%	10,230	-29%
NET INCOME	$13,190	$13,948	-5%	$18,619	-29%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.17	$0.18	-6%	$0.24	-29%
Diluted income per common share	$0.17	$0.18	-5%	$0.24	-29%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,674,604	78,601,082		78,326,505
Diluted	78,974,448	78,942,078		78,655,365

(continued)

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	March 31, 2016	December 31, 2015	March 31, 2015

Average Assets	4,698,333	$4,728,510	$4,255,625
Average Equity	544,527	534,938	500,097
Average Net Loans	3,789,591	3,650,672	3,352,433
Average Deposits	3,833,838	3,922,849	3,490,282
Average Time Deposits of $100,000 or more	1,342,858	1,407,298	1,297,961
Average FHLB & Other Borrowings	201,209	151,848	150,655
Average Interest Earning Assets	4,417,456	4,445,026	3,976,435

	Quarter Ended
PROFITABILITY	March 31, 2016	December 31, 2015	March 31, 2015

Annualized Return on Average Assets	1.12%	1.18%	1.75%
Annualized Return on Average Equity	9.69%	10.43%	14.89%
Efficiency Ratio	56.27%	54.25%	44.26%
Annualized Operating Expense/Average Assets	2.27%	2.25%	2.15%
Annualized Net Interest Margin	3.54%	3.56%	3.69%

	As Of
DEPOSIT COMPOSITION	March 31, 2016	Cost of Funds	December 31, 2015	Cost of Funds	March 31, 2015	Cost of Funds

Noninterest Bearing Demand Deposits	28.7%	0.00%	28.3%	0.00%	27.4%	0.00%
Savings & Interest Checking	4.5%	1.25%	4.5%	1.26%	4.4%	1.31%
Money Market Deposits	25.8%	0.71%	25.5%	0.69%	24.4%	0.67%
Time Deposits of $100,000 or More	34.7%	0.91%	35.1%	0.89%	36.4%	0.80%
Other Time Deposits	6.3%	0.92%	6.6%	0.91%	7.4%	0.86%
Total Deposits	100.0%	0.62%	100.0%	0.61%	100.0%	0.58%

	As Of
CAPITAL RATIOS	March 31, 2016	December 31, 2015	March 31, 2015

Tier 1 Leverage Ratio	11.67%	11.30%	11.86%
Tier 1 Common Equity Risk-Based Capital Ratio	11.47%	11.23%	11.58%
Tier 1 Risk-Based Capital Ratio	13.17%	12.86%	13.38%
Total Risk-Based Capital Ratio	14.42%	14.11%	14.64%
Total Shareholders’ Equity	$546,248	$532,930	$505,579
Book Value Per Common Share	$6.93	$6.78	$6.45
Tangible Common Equity Per Common Share *	$6.03	$5.88	$5.54
Tangible Common Equity to Tangible Assets *	10.23%	9.96%	10.00%

* Excludes goodwill and other intangible assets

(continued)

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Balance at beginning of period	$ 52,405	$ 50,116	$ 48,821	$ 48,170	$ 48,624
Provision for losses on loans	500	–	500	–	–
Recoveries on loans previously charged-off	361	3,694	2,670	1,210	870
Gross loan charge-offs	(598)	(1,405)	(1,875)	(559)	(1,324)
Balance at end of period	$ 52,668	$ 52,405	$ 50,116	$ 48,821	$ 48,170

Net Loan Charge-offs / Average Net Loans	0.01%	-0.06%	-0.02%	-0.02%	0.01%
Charge-offs / Average Total Loans	0.02%	0.04%	0.05%	0.02%	0.04%
Allowance for Loan Losses / Gross Loans*	1.38%	1.37%	1.38%	1.38%	1.37%
Allowance for Loan Losses / Non-accrual Loans	208.99%	241.56%	184.38%	158.24%	148.12%
Allowance for Loan Losses / Non-performing Loans	208.99%	241.56%	184.38%	158.24%	148.12%
Allowance for Loan Losses / Non-performing Assets	149.08%	169.74%	130.23%	130.50%	120,63%
Allowance for Loan Losses / Classified Loans	61.79%	65.22%	59.53%	47.88%	48.55%

* Excludes held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranty)	Quarter Ended
(Unaudited)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Non-accrual loans	$ 25,201	$ 21,694	$ 27,181	$ 30,852	$ 32,522
Loans 90 days or more past due and still accruing	–	–	–	–	–
Total Non-performing Loans	25,201	21,694	27,181	30,852	32,522

Total OREO	10,128	9,179	11,302	6,559	7,411
Total Non-performing Assets	$ 35,329	$ 30,873	$ 38,483	$ 37,411	$ 39,933

Total Non-performing Loans/Gross Loans	0.65%	0.56%	0.74%	0.87%	0.92%
Total Non-performing Assets/Total Assets	0.75%	0.65%	0.81%	0.81%	0.90%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Balance at beginning of period	$ 1,261	$ 1,261	$ 1,061
Provision for losses on loan commitments	(200)	–	–
Balance at end of period	$ 1,061	$ 1,261	$ 1,061

(continued)

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	March 31, 2016			December 31, 2015			March 31, 2015

	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 3,050,251	$ 35,025	4.59%	$ 2,904,530	$ 34,851	4.80%	$ 2,732,436	$ 32,565	4.77%
Commercial Loans	737,336	7,486	4.06%	743,686	7,662	4.12%	616,848	6,282	4.07%
Consumer Loans	12,522	86	2.75%	12,650	96	3.04%	13,141	116	3.53%
Total Gross Loans	3,800,109	42,597	4.48%	3,660,866	42,609	4.66%	3,362,425	38,963	4.64%
Deferred Fees and Costs \ Loan Fees	(10,518)	1,068		(10,194)	1,188		(9,992)	1,125
Total Loans *	3,789,591	43,665	4.61%	3,650,672	43,797	4.80%	3,352,433	40,088	4.78%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	529,552	2,460	1.97%	496,571	2,626	2.24%	359,302	1,968	2.38%
Deposits Held In Other Institutions	–	–	0.00%	4,223	22	2.08%	8,000	32	1.60%
Federal Funds Sold & Others	98,313	124	0.50%	293,560	206	0.28%	256,700	160	0.25%
Total Investment Securities and Other Earning Assets	627,865	2,584	1.74%	794,354	2,854	1.51%	624,002	2,160	1.49%

TOTAL INTEREST-EARNING ASSETS	$ 4,417,456	$46,249	4.20%	$ 4,445,026	$ 46,651	4.21%	$ 3,976,435	$ 42,248	4.27%

Total Non-Interest Earning Assets	280,877			283,484			279,190
TOTAL ASSETS	$ 4,698,333			$ 4,728,510			$ 4,255,625

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 1,008,081	$ 1,787	0.71%	$ 982,301	$ 1,684	0.69%	$ 844,576	$ 1,406	0.67%
NOW	37,936	25	0.26%	34,586	23	0.27%	29,230	17	0.23%
Savings	134,064	511	1.53%	132,186	504	1.53%	129,239	502	1.55%
Time Deposits of $100,000 or More	1,342,858	3,044	0.91%	1,407,298	3,132	0.89%	1,297,961	2,603	0.80%
Other Time Deposits	246,197	565	0.92%	263,322	602	0.91%	265,626	569	0.86%
Total Interest Bearing Deposits	2,769,136	5,932	0.86%	2,819,693	5,945	0.84%	2,566,632	5,097	0.79%

BORROWINGS:
FHLB Advances and Other Borrowings	201,209	905	1.80%	151,848	828	2.18%	150,655	232	0.62%
Junior Subordinated Debentures	72,037	503	2.79%	71,976	459	2.55%	71,799	428	2.38%
Total Borrowings	273,246	1,408	2.06%	223,824	1,287	2.30%	222,454	660	1.19%

TOTAL INTEREST BEARING LIABILITIES	$ 3,042,382	$7,340	0.97%	$ 3,043,517	$ 7,232	0.95%	$ 2,789,086	$ 5,757	0.83%

Non-Interest Bearing Deposits	1,064,702			1,103,156			923,650
Other Liabilities	46,722			46,899			42,792
Shareholders’ Equity	544,527			534,938			500,097
TOTAL LIABILITIES AND EQUITY	$ 4,698,333			$ 4,728,510			$ 4,255,625

NET INTEREST INCOME		$ 38,909			$ 39,419			$ 36,491

NET INTEREST SPREAD			3.24%			3.26%			3.44%

NET INTEREST MARGIN			3.54%			3.56%			3.69%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 1Q 2016 Results

April 18, 2016

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Total shareholders’ equity	$546,248	$532,930	$505,579
Goodwill and other intangible assets, net	(70,458)	(70,658)	(71,385)
Tangible common equity	$475,790	$462,272	$434,194

Total assets	$4,720,401	$4,713,468	$4,413,278
Goodwill and other intangible assets, net	(70,458)	(70,658)	(71,385)
Tangible assets	$4,649,943	$4,642,810	$4,341,893

Common shares outstanding	78,845,873	78,608,717	78,329,458

*    Tangible Common Equity and Tangible Assets are Non-GAAP financial measures. Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations. We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements. Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP. Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)